EX-10.22
(Exhibit 10.22)	2007 Director (Non-management) Compensation
Director (Non-management) Compensation
Financial Institutions, Inc.

Annual Retainer
Chairman of the Board	$40,000
Chairman of the Audit Committee	$15,000
Other Board Members	$10,000

Board Meeting Fee
Chairman of the Board	$3,000
Other Board Members	$1,200
Teleconference Board Meeting
Chairman of the Board	$2,000
Other Board Members	$800

Board Committee Fees
Chairman of the Committee	$1,550
Other Committee Members	$750
Teleconference Committee Meeting
Chairman of the Committee	$1,000
Other Committee Members	$500
Five Star Bank

Annual Retainer
Chairman of the Board	$30,000
Chairman of the Audit Committee	$5,000
Other Board Members	$5,000

Board Meeting Fee
Chairman of the Board	$0	(1)
Other Board Members	$0	(1)
Teleconference Board Meeting
Chairman of the Board	$0	(1)
Other Board Members	$0	(1)

Board Committee Fees
Chairman of the Committee	$0	(1)
Other Committee Members	$0	(1)
Teleconference Committee Meeting
Chairman of the Committee	$0	(1)
Other Committee Members	$0	(1)

(1)	No Board or Board Committee Fee will be paid for a Five Star Bank Board meeting held on the same day as a Financial Institutions, Inc. meeting. In the event the Five Star Bank Board or a Committee of the Five Star Bank Board meets on a day other than a day of a Financial Institutions, Inc. meeting, Board and Committee fees will be paid in the same amounts as Financial Institutions, Inc. Board or Committee fees.
Financial Institutions, Inc. and Five Star Bank will pay 50% of the annual retainers at the Company’s annual organizational meeting which is scheduled for May 2, 2007 and 50% six months thereafter. The first 50% of the annual retainers will be paid with the issuance of shares of the Company’s stock equal to the number of shares represented by the value of 50% of the annual retainers divided by the Company’s closing market price on the date of the annual organization meeting. The second 50% of the annual retainers will be paid in cash. Each director may elect to receive the first 50% of the annual retainers in cash instead of the Company’s stock. Also the Chairman of the Board will be provided with the use of a Company owned vehicle and all other Directors will receive a mileage reimbursement for travel to Board and Committee meetings.
In addition, non-management directors will be granted nonqualified stock options under the Company’s 1999 Directors Stock Incentive Plan at the 2007 Company annual organizational meeting. Grants will be for 1,000 shares to each Financial Institutions, Inc. Director and 1,000 shares to each Five Star Bank Director. The exercise price of the grants will be the fair market value of the common stock at the time the option is granted. Each option will vest over a three-year period with 33 1/3% vesting each year on the anniversary date of the grant. Each option will have an expiration date ten years from the date of the grant.